SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

February 18, 2003

Wal-Mart Stores, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-06991	71-0415188
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 S.W. 8th Street

Bentonville, Arkansas 72716

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:

(479) 273-4000

Item 7.    Financial Statements and Exhibits

Exhibit 99.1	Corrected Copy of the Release of Wal-Mart Stores, Inc. originally issued on February 18, 2003.

Item 9.    Regulation FD Disclosure

This Current Report on Form 8-K/A is being provided to correct certain information contained in a Current Report on Form 8-K filed on February 18, 2003 pursuant to which we furnished, and included as an exhibit, a news release that we made on that date. That news release relates to our unaudited results of operations for our fiscal year ended January 31, 2003 and the fourth quarter of that fiscal year. We have determined that the basic and dilutive average numbers of common shares outstanding for the quarter ended January 31, 2002 set forth in our consolidated statements of income (unaudited) for the quarters ended January 31, 2002 and 2003 included in that news release should have been 4,456 million and 4,473 million, respectively. We have also determined that as a result of that correction, as well as rounding, the last sentence of the first paragraph of the news release should have reported that: “Adjusted for the change in accounting for goodwill, basic earnings per share would have been up 11.8% over the corresponding period in fiscal 2002.” The above changes are reflected in the corrected news release furnished herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 21, 2003

WAL-MART STORES, INC.

By:	/s/ Charles M. Holley
Name: Charles M. Holley Title: Senior Vice President and Controller

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INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Corrected Copy of the Release of Wal-Mart Stores, Inc. originally issued on February 18, 2003.

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